UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 21, 2020, Hennessy Capital Acquisition Corp. IV (“Hennessy Capital”), the predecessor to Canoo Inc. (the “Company”), held a special meeting of stockholders (the “Hennessy Capital Special Meeting”) to approve certain matters relating to the business combination between Hennessy Capital and Canoo Holdings Ltd. (“Legacy Canoo”). One of these matters was a proposal to increase the total number of authorized shares of the Company’s common stock to 500,000,000 shares and authorized shares of preferred stock to 10,000,000 shares (the “Share Authorization Proposal”). The Share Authorization Proposal was approved by holders of a majority of the outstanding shares of Hennessy Capital’s common stock. After the Hennessy Capital Special Meeting, Hennessy Capital and Legacy Canoo closed the business combination, and Hennessy Capital changed its name to Canoo Inc.

As of September 30, 2022, and giving effect to shares issued pursuant to equity financings in the fourth quarter of 2022, the Company had 354,825,899 shares of common stock issued and outstanding, as well as a significant number of additional shares of common stock issuable upon conversion, exercise, or settlement of outstanding convertible notes, private placement warrants, stock options, and restricted stock units.

A recent ruling by the Court of Chancery introduces uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) would have required the Share Authorization Proposal to be approved by a separate vote of the majority of Hennessy Capital’s then-outstanding shares of Class A common stock.

To date, no stockholder has given the Company notice of any allegations that the Company’s shares are unauthorized. However, to resolve potential uncertainty with respect to the Company’s capital structure, the Company intends to file a petition in the Court of Chancery under Section 205 of the DGCL to seek validation of the Share Authorization Proposal and the shares issued thereunder. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on the Company’s ability to complete equity financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. This uncertainty could impair the Company’s ability to execute its business plan, attract and retain employees, management and directors and adversely affect its commercial relationships.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements.

In particular, no assurances can be made regarding the outcome or the timing of the Section 205 proceeding. If the Company is unsuccessful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization could limit its ability to complete equity financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. As described above, this uncertainty could have a material adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary